Exhibit 10.5

AMENDMENT NO. 4 TO FACILITY AGREEMENT

        This Amendment (the “Amendment”) is entered into as of May 3, 2001 by and among FRANKLIN COVEY CO., a Utah corporation (the “Company”), BANK ONE, NA, a national banking association with its principal office in Chicago, Illinois, individually (“Bank One”) and as agent (the “Agent”).

RECITALS

A.      The Company, the Agent and Bank One are party to that certain Facility and Guaranty Agreement dated as of March 27, 2000 (as previously amended the “Facility Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Facility Agreement.

B.      The Company, the Agent and Bank One (being the sole “Lender” under the Facility Agreement) wish to amend the Facility Agreement on the terms and conditions set forth below.

C.       The Company and Bank One are entering into an agreement (the “Interest Transfer Agreement”) in connection with the Amendment whereby, in exchange for certain payments to Bank One by the Company, Bank One will transfer to the Company, upon (and subject to) receipt, certain interest payments and, if applicable, Early Payment Fees received from the Borrowers.

           Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.	Amendment to Facility Agreement. Upon the Effective Date (as defined below), the Facility Agreement shall be amended as follows:

(a)	Section 1.01. Section 1.01 is amended by adding the following definitions in appropriate alphabetical order:

“Interest Transfer Agreement” means the Agreement between the Company and Bank One dated May 3, 2001 wherby, in exchange for certain payments to Bank One by the Company, B ank One will transfer to the Company, upon (and subject to) receipt, certain interest payments and Early Payment Fees received from the Borrowers, as such agreement may be from time to time amended.

(b)	Section 6.01. Section 6.01 is amended by adding the following new subsection to the end of such Section:

“(m) The Company shall fail to pay amounts due under or shall default int he performance of any term, provision, or condition contained in the Interest Transfer Agreement or The Interest Transfer Agreement shall fail to remain in full force and effect or to give Bank One the rights, powers and privileges purported to be created thereby.”

2.	Reaffirmation of Guaranty. The Company hereby reaffirms its Obligations under the Facility Agreement, including its absolute, irrevocable and unconditional guaranty of prompt, full and complete payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Guaranteed Debt which shall in any event include any and all principal, interest or any other amount which may be payable by any Borrower pursuant to the terms of his or her Note, as amended, without respect to the enforceability of such terms against any Borrower. The Company further agrees that if for any reason any acceleration of any Loan by the Lenders in accordance with the terms of the applicable Note is unenforceable against any Borrower, for purposes hereof the related Guaranteed Debt shall never the less be deemed due and payable by the Company and shall be forthwith paid by the Company and that, upon any acceleration of any Loan in accordance with the terms of the applicable Note (without respect to its enforceability against the applicable Borrower), the Early Payment Fee payable to Bank One with respect thereto shall, for purposes of this Guaranty be deemed Guaranteed Debt which is then immediately due and payable by the Company under the Guaranty, calculated as if the entire principal amount of such Loan had been paid as of the date of such acceleration. Moreover, the Company hereby reaffirms and agrees that (a) under no circumstance shall the Agent or the Lenders be obligated to foreclose upon the Pledged Shares of any Borrower or any other collateral from time to time securing the Guaranteed Debt prior to demanding payment under and enforcing the Guaranty and (b) the Agent and the Required Lenders may at any time in their sole discretion release any of the Pledged Shares of any Borrower, and no action or inaction of the Agent or the Lenders with respect to foreclosure upon, or release of, any Pledged Shares shall negate, release, or otherwise affect the Guaranty.

3.	Representations and Warranties of the Company. The Company represents and warrants that:

(a)	The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally;

(b)	Each of the representations and warranties contained in the Facility Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof; and

(c)	After giving effect to this Amendment, no Program Event of Default or Unmatured Default has occurred and is continuing.

4.	Effective Date. This Amendment shall become effective upon (i) the execution and delivery hereof by the Company, the Agent and the Required Lenders and (ii) the execution and delivery by the Company and Bank One of the Interest Transfer Agreement; provided that the Company has delivered to Bank One and the Agent a certificate, executed by the Secretary or Assistant Secretary of the Company, which shall attach and certify copies of the Company’s Board of Directors’ resolutions authorizing the execution, deliver and performance of the Interest Transfer Agreement and the Facility Agreement as amended hereby.

5.	Reference to and Effect Upon the Facility Agreement.

(a)	Except as specifically amended above, the Facility Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The Company hereby reaffirms its obligations under the Facility Agreement and all of the other Loan Documents to which it is a party.

(b)	The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Facility Agreement or any Loan Document, nor constitute a waiver of any provision of the Facility Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Facility Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Facility Agreement as amended hereby.

6.	GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

7.	Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

7.	Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by facsimile transmission shall constitute delivery of a manually executed counterpart hereof.

[signature page follows]

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

FRANKLIN COVEY CO.

By: J. SCOTT NIELSEN

Title: Senior Vice President - Finance

Date: May 3, 2001

BANK ONE, NA, individually and as Agent

By: STEPHEN M. FLYNN

Title: First Vice President

Date: May 3, 2001